Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-85188-99 pertaining to the Curative Health Services, Inc. Employee Savings Plan of our report dated June 18, 2004, with respect to the financial statements and schedule of the Curative Health Services, Inc. Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

                                               /s/ Ernst & Young LLP

Melville, New York
June 25, 2004